EXHIBIT 3.5

ARTICLES SUPPLEMENTARY
OF
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST:    Under a power contained in Section 5.1 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by filing of Articles of Amendment to the First Articles of Amendment and Restatement of the Corporation, increased the number of Shares of stock that the Corporation has the authority to issue from 900,000,000 Shares to 1,000,000,000 Shares.
SECOND: Under a power contained in Section 5.2.2 of Article V of the Charter, the Board of Directors, by duly adopted resolutions, redesignated the Shares of Class T Common Stock, par value $0.001 per Share, of the Corporation, as Class AA Common Stock, par value $0.001 per Share (the “Class AA Common Stock”), redesignated the Shares of Class I Common Stock, par value $0.001 per Share, of the Corporation, as Class AAA Common Stock, par value $0.001 per Share (the “Class AAA Common Stock”), and reclassified 180,000,000 authorized but unissued Shares of Class A Common Stock, par value $0.001 per Share, of the Corporation (the “Class A Common Stock”), 180,000,000 authorized but unissued Shares of Class AA Common Stock, 100,000,000 authorized but unissued Shares of Class AAA Common Stock, and 100,000,000 newly authorized Shares of common stock as Shares of a new Class T common stock, par value $0.001 per Share, of the Corporation (the “Class T Common Stock”), a new Class S common stock, par value $0.001 per Share, of the Corporation (the “Class S Common Stock”), a new Class D common stock, par value $0.001 per Share, of the Corporation (the “Class D Common Stock”), and a new Class I common stock, par value $0.001 per Share, of the Corporation (the “Class I Common Stock”), with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. The numbers and classes of Shares of common stock which the Corporation has authority to issue after giving effect to these Articles Supplementary are: 70,000,000 Shares of Class A Common Stock, 120,000,000 Shares of Class AA Common Stock, 10,000,000 Shares of Class AAA Common Stock, 150,000,000 Shares of Class T Common Stock, 150,000,000 Shares of Class S Common Stock, 150,000,000 Shares of Class D Common Stock, and 150,000,000 Shares of Class I Common Stock. There has been no increase in the authorized Shares of stock of the Corporation effected by these Articles Supplementary. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.
Class T Common Stock

(1)	Authorized Shares. Of the total number of Shares of Common Stock, 150,000,000 Shares shall be designated as Class T Common Stock (the “Class T Common Stock”).

(2)	Definition. As used herein, the following term shall have the following meaning unless the context otherwise requires:
Class T Common Stock Conversion Rate. A fraction, the numerator of which is the Net Asset Value per share of Class T Common Stock and the denominator of which is the Net Asset Value per share of Class I Common Stock.

Net Asset Value per share of Class T Common Stock. The net asset value of the Corporation allocable to the Shares of Class T Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding Shares of Class T Common Stock.

(3)
Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the holder of each Share of Class T Common Stock shall be entitled to be paid, out of assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per share of Class T Common Stock.

(4)
Rights Upon Conversion. Each Share of Class T Common Stock shall automatically and without any action on the part of the holder thereof convert into a number of Shares (including fractional Shares) of Class I Common Stock equal to the Class T Common Stock Conversion Rate at the end of the month in which the dealer manager for a public offering of the Company, in conjunction with the transfer agent for such public offering of the Company, determines that the total selling commissions, dealer manager fees, and distribution fees paid with respect to all Shares of Common Stock held by a Stockholder in their account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in an applicable agreement between the dealer manager of such public offering and a participating broker-dealer) of the gross proceeds from the sale of such Shares of Common Stock (including the gross proceeds of any Shares issued under a distribution reinvestment plan with respect thereto). If a Share of Class T Common Stock converts to a number of Shares of Class I Common Stock pursuant to the foregoing, all Shares issued under a distribution reinvestment plan with respect to such Share, if any, will also convert into a number of Shares of Class I Common Stock equal to the Class T Common Stock Conversion Rate.

(5)
Voting Rights. The Shares of Class T Common Stock shall vote together with the Shares of Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class S Common Stock, Class D Common Stock, and Class I Common Stock as a single class on all actions to be taken by the Stockholders; provided, however, that the affirmative vote of a majority of the then outstanding Shares of Class T Common Stock, with no other class of Common Stock voting except the Class T Common Stock voting as a separate class, shall be required to (a) amend the charter of the Corporation if such amendment would materially and adversely affect the rights, preferences, and privileges of the Class T Common Stock; (b) on any matter submitted to Stockholders that relates solely to the Class T Common Stock; and (c) on any matter submitted to Stockholders in which the interests of the Class T Common Stock differ from the interests of any other class of Common Stock.

Class S Common Stock

(1)	Authorized Shares. Of the total number of Shares of Common Stock, 150,000,000 Shares shall be designated as Class S Common Stock (the “Class S Common Stock”).

(2)	Definition. As used herein, the following term shall have the following meaning unless the context otherwise requires:
Class S Common Stock Conversion Rate. A fraction, the numerator of which is the Net Asset Value per share of Class S Common Stock and the denominator of which is the Net Asset Value per share of Class I Common Stock.

Net Asset Value per share of Class S Common Stock. The net asset value of the Corporation allocable to the Shares of Class S Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding Shares of Class S Common Stock.

(3)
Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the holder of each Share of Class S Common Stock shall be entitled to be paid, out of assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per share of Class S Common Stock.

(4)
Rights Upon Conversion. Each Share of Class S Common Stock shall automatically and without any action on the part of the holder thereof convert into a number of Shares (including fractional Shares) of Class I Common Stock equal to the Class S Common Stock Conversion Rate at the end of the month in which the dealer manager for a public offering of the Company, in conjunction with the transfer agent for such public offering of the Company, determines that the total selling commissions, dealer manager fees, and distribution fees paid with respect to all Shares of Common Stock held by a Stockholder in their account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in an applicable agreement between the dealer manager of such public offering and a participating broker-dealer) of the gross proceeds from the sale of such Shares of Common Stock (including the gross proceeds of any Shares issued under a distribution reinvestment plan with respect thereto). If a Share of Class S Common Stock converts to a number of Shares of Class I Common Stock pursuant to the foregoing, all Shares issued under a distribution reinvestment plan with respect to such Share, if any, will also convert into a number of Shares of Class I Common Stock equal to the Class S Common Stock Conversion Rate.

(5)
Voting Rights. The Shares of Class S Common Stock shall vote together with the Shares of Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class T Common Stock, Class D Common Stock, and Class I Common Stock as a single class on all actions to be taken by the Stockholders; provided, however, that the affirmative vote of a majority of the then outstanding Shares of Class S Common Stock, with no other class of Common Stock voting except the Class S Common Stock voting as a separate class, shall be required to (a) amend the charter of the Corporation if such amendment would materially and adversely affect the rights, preferences, and privileges of the Class S Common Stock; (b) on any matter submitted to Stockholders that relates solely to the Class S Common Stock; and (c) on any matter submitted to Stockholders in which the interests of the Class S Common Stock differ from the interests of any other class of Common Stock.

Class D Common Stock

(1)	Authorized Shares. Of the total number of Shares of Common Stock, 150,000,000 Shares shall be designated as Class D Common Stock (the “Class D Common Stock”).

(2)	Definition. As used herein, the following term shall have the following meaning unless the context otherwise requires:
Class D Common Stock Conversion Rate. A fraction, the numerator of which is the Net Asset Value per share of Class D Common Stock and the denominator of which is the Net Asset Value per share of Class I Common Stock.

Net Asset Value per share of Class D Common Stock. The net asset value of the Corporation allocable to the Shares of Class D Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding Shares of Class D Common Stock.

(3)
Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the holder of each Share of Class D Common Stock shall be entitled to be paid, out of assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per share of Class D Common Stock.

(4)
Rights Upon Conversion. Each Share of Class D Common Stock shall automatically and without any action on the part of the holder thereof convert into a number of Shares (including fractional Shares) of Class I Common Stock equal to the Class D Common Stock Conversion Rate at the end of the month in which the dealer manager for a public offering of the Company, in conjunction with the transfer agent for such public offering of the Company, determines that the total selling commissions, dealer manager fees, and distribution fees paid with respect to all Shares of Common Stock held by a Stockholder in their account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in an applicable agreement between the dealer manager of such public offering and a participating broker-dealer) of the gross proceeds from the sale of such Shares of Common Stock (including the gross proceeds of any Shares issued under a distribution reinvestment plan with respect thereto). If a Share of Class D Common Stock converts to a number of Shares of Class I Common Stock pursuant to the foregoing, all Shares issued under a distribution reinvestment plan with respect to such Share, if any, will also convert into a number of Shares of Class I Common Stock equal to the Class D Common Stock Conversion Rate.

(5)
Voting Rights. The Shares of Class D Common Stock shall vote together with the Shares of Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class T Common Stock, Class S Common Stock, and Class I Common Stock as a single class on all actions to be taken by the Stockholders; provided, however, that the affirmative vote of a majority of the then outstanding Shares of Class D Common Stock, with no other class of Common Stock voting except the Class D Common Stock voting as a separate class, shall be required to (a) amend the charter of the Corporation if such amendment would materially and adversely affect the rights, preferences, and privileges of the Class D Common Stock; (b) on any matter submitted to Stockholders that relates solely to the Class D Common Stock; and (c) on any matter submitted to Stockholders in which the interests of the Class D Common Stock differ from the interests of any other class of Common Stock.

Class I Common Stock

(1)	Authorized Shares. Of the total number of Shares of Common Stock, 150,000,000 Shares shall be designated as Class I Common Stock (the “Class I Common Stock”).

(2)	Definition. As used herein, the following term shall have the following meaning unless the context otherwise requires:
Net Asset Value per share of Class I Common Stock. The net asset value of the Corporation allocable to the shares of Class I Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding Shares of Class I Common Stock.

(3)
Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the holder of each Share of Class I Common Stock shall be entitled to be paid, out of assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per share of Class I Common Stock.

(4)
Voting Rights. The Shares of Class I Common Stock shall vote together with the Shares of Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class T Common Stock, Class S Common Stock, and Class D Common Stock as a single class on all actions to be taken by the Stockholders; provided, however, that the affirmative vote of a majority of the then outstanding Shares of Class I Common Stock, with no other class of Common Stock voting except the Class I Common Stock voting as a separate class, shall be required to (a) amend the charter of the Corporation if such amendment would materially and adversely affect the rights, preferences, and privileges of the Class I Common Stock; (b) on any matter submitted to Stockholders that relates solely to the Class I Common Stock; and (c) on any matter submitted to Stockholders in which the interests of the Class I Common Stock differ from the interests of any other class of Common Stock.

THIRD:    The Class T Common Stock, Class S Common Stock, Class D Common Stock, and Class I Common Stock have each been reclassified by the Board of Directors under the authority contained in the Charter.
FOURTH:    These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
FIFTH:        The undersigned officer acknowledges the foregoing Articles Supplementary to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Griffin Capital Essential Asset REIT II, Inc. has caused the foregoing Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary on this 20th day of September, 2017.

ATTEST:		GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

By:	/s/ Howard S. Hirsch	By:	/s/ Javier F. Bitar
	Howard S. Hirsch		Javier F. Bitar
	Secretary		Chief Financial Officer